SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMUNICATIONS RESEARCH, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Nevada                                                                       22-2991753

(State of incorporation or organization)                           (I.R.S. employer identification no.)

67 Ramapo Valley Road, Suite103, Mahwah, NJ

      07430

(Address of principal executive offices)

  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12 (b) of the Act:

      Title of each class                                         Name of each exchange on which

to be so registered                                            each class is to be registered

None                                                                             None

Securities to be registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $.001

(Title of each class)

ITEM 1.

Description of Registrant’s Securities to be Registered.

A description of the Registrant’s securities is incorporated herein by reference from the Registrant’s Registration Statement on Form SB-2 (File No. 333-45870) as filed with the Commission on September 15, 2000 and effective on May 1, 2002.

ITEM 2.

Exhibits

2

Articles of Incorporation are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-45870) as filed with the Securities and Exchange Commission on September 15, 2000 and effective May 1, 2002.

3

By-Laws of the Company are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-45870) as filed with the Securities and Exchange Commission on September 15, 2000 and effective on May 1, 2002.

4

Specimen Common Stock Certificate is hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-45870) as filed with the Securities and Exchange Commission on September 15, 2000 and effective on May 1, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMUNICATIONS RESEARCH, INC.

(Registrant)

Date:

November 4, 2002

By:   /s/ Carl R. Ceragno

Carl R. Ceragno, President and

Chief Executive Officer